DATED THIS 30 DAY OF AUGUST 2017

BETWEEN

JHW HOLDINGS SDN BHD
(COMPANY NO. 1172237-W)
("THE FIRST PARTY")

AND

SBS MINING CORPORATION MALAYSIA SDN BHD
(COMPANY NO. 829349-K)
("THE SECOND PARTY")

AGREEMENT

LHDNMLHDNMLHDN 00148 MALAYSIA RM10.00 30.08.2017 1101000081 PEJABAT SETEM KUANTAN

THIS MINING AGREEMENT is made this 30 day of AUGUST 2017

BETWEEN

JHW HOLDINGS SDN BHD (Company No. 1172237-W), a private limited company incorporated under the laws of Malaysia and having its business office at No. 1602, Kampong Pengadang Baru, 20050 Kuala Terengganu, Terengganu Darul Iman (hereinafter called **"the First Party"**) of the one part;

AND

SBS MINING CORPORATION MALAYSIA SDN BHD (Company No. 829349-K), a private limited company incorporated under the laws of Malaysia and having its office at No. 1, Tingkat 1, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur (hereinafter called **"the Second Party"**) of the other part;

WHEREAS:

1. The First Party has on the 14th June, 2017 formally applied to the Government of Malaysia for the "KELULUSAN KAWASAN PENGAMBILAN PASIR LAUT DILUAR PERAIRAN TERENGGANU DARUL IMAN BAGI TUJUAN KEGUNAAN DALAM DAN LUAR NEGARA (hereinafter called "the said Application") from a sea area of approximately **109,429** hectares more particularly identified with its co-ordination in the said Application and out lined in **RED** in the photostat copy of the plan (hereinafter called "the said Area")

   (Photocopies of the said Application and the map of the said Area are attached hereto as **Appendix A**).

2. The Government of Malaysia through Kementerian Sumber Asli Dan Alam Sekitar vide letter dated ______________, 2017 Ref No: __________________ has granted its Approval in Principle to the First Party of the said Application for the said Area (hereinafter called "the Approval in Principle").

   (Photostat copy of the Approval in Principle dated ______________, 2017 is annexed hereto as "Appendix B").

3. The Approval in Principle granted to the First Party is subject to the following terms and conditions:-

3.1 The First Party at its own cost and expenses shall carry out and submit to the relevant authorities the Environmental Impact Assessment (EIA), Feasibility and Hydraulic Studies in respect of the said Area within _____________ from the date of the Approval in Principle and to comply with all the terms and conditions imposed by Kementerian Sumber Asli Dan Alam Sekitar.

4. The First Party is of **utmost confidence** that the Government of Malaysia through Kementerian Sumber Asli Dan Alam Sekitar will issue the Final Approval of the said Application of the said Area to the First Party.

5. **The Second Party has extensive experience expertise technical information and financial resources in the sand mining industry.**

6. The First Party and the Second Party have agreed that upon procurement of the Final Approval of the said Application of the said Area, the Second Party shall be given the exclusive rights to operate mining and extraction activities on the said Area and manage all and whatever matter relating to such operations and extraction, either by itself and/or its nominee(s).

7. The terms and conditions to operate the said Area shall be mutually agreed upon obtaining the Final Approval of the said Application from the Government of Malaysia which shall as far as possible be on terms and conditions under normal industry standards at the material time for operating and extracting sea sand and the First Party and Second Party shall share the net profits from the said Area in the proportion as hereinafter stated.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. APPROVAL

1.1 The First Party shall carry out prepare and submit all the necessary studies report including but not limited to the Environmental Impact Assessment (EIA), Feasibility and Hydraulic Studies on this said Area and arrange the preparations of the relevant forms.

1.2 The First Party shall attend to all appointments for this presentation of the application for the Final Approval for this said Area with the presence of the Second Party.

1.3 The Second Party shall bear all costs and expenses to be incurred with respect to all the matters mentioned in Clause 1.1 above.

2. MANAGEMENT PREPAYMENT AND PROFIT SHARING

2.1 The First Party shall grant to the Second Party the sole and exclusive operating right to develop and carry out said mining activities on the on the said Area. Upon obtaining the Final Approval of the said Area from the Government of Malaysia the First Party shall give a Power of Attorney to the Second Party and/or its nominee(s) to give exclusive rights to manage and operate the said mining on the said Area.

2.2 The Second Party has agreed to pay the First Party a refundable prepayment the sum of Ringgit Malaysia Five Hundred Thousand (RM500,000.00) only (hereinafter called "the Pre-Payment"), which shall accrue and become payable upon the issuance of the Final Approval of the said Area by the Government of Malaysia. The Second Party shall have the option to pay the Pre-Payment upon its accrual date

2.3.1 The Second Party shall be responsible for the planning operation, supervision, co-ordination, management and implementation of the said mining operations of the said Area and shall exercise such power in its sole discretion in good faith and within the spirit and intention of the Parties to this Agreement.

2.3.2 **In the event that if any third party desires to be involved in this mining operation, it is hereby agreed that the parties to this agreement shall henceforth conduct formal discussions with the view of concluding an agreement with the third party in connection with the operation of the said Area**

2.4.1 The Second Party hereby agrees that the net income from the operation of the said mining in the said Area shall be divided into the following proportion:-

(i)	The First Party	25%
(ii)	The Second Party	75%

2.4.2 The Parties agree that the term "net income" shall be determined on a monthly basis and shall be based on the management accounts of the Second Party on the operations and the final amount payable shall be based on the audited profit before tax for the financial year of the Second Party from the operations based on the actual percentage set forth above.

2.4.3 **It is imperative that the Second Party shall from the outset declare to the First Party the basis of its management accounting concepts in arriving at the net income to the satisfaction of the First Party. The said management account shall be based on the income on a block to block basis to be determined by both parties.**

2.5 The Parties shall use their best endeavours and shall perform their duties and obligation in good faith for the purpose of attaining the spirit intention of this Agreement.

3. **Duration**

This Agreement shall subsist until in irrevocable rejection for Final Approval or upon obtaining the Final Approval of the said Area shall subsist for the full term or further extension of Lease granted by the Government of Malaysia in respect of the said Area.

4. **TERMINATION**

Unless otherwise agreed by the Parties has agreed shall deem to have been determined upon the irrevocable rejection for Final Approval of the said Application of the said Area.

5. **WAIVER**

Knowledge or acquiescence by either Party hereto, of or in any breach of any of the conditions or covenants herein contained, shall not operate as or be deemed to be waiver of such conditions or covenants or any of them, and notwithstanding such knowledge or acquiescence, either Party hereto shall be entitled to exercise its respective rights under this Agreement, and to require strict performance by the other of the terms and conditions herein. Any waiver by either Party of a breach of this Agreement on the part of other Party shall not constitute a precedent as to any subsequent breach on the part of such other party.

6. **TIME OF ESSENCE**

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties concerned but as regards any time, date or period originally fixed and not extended or any time, date or period so extended aforesaid time shall be of the essence.

7. **GOOD FAITH**

7.1 In entering into this Agreement, the Parties hereto recognize that it is impracticable to make provision for every contingency that may arise in the course of the performance thereof.

7.2 If by reason of any unforeseen occurrence or development, the operation of this Agreement is likely to cause any inequitable hardship to any of the Parties hereto, the Parties hereto shall negotiate immediately in good faith as to what manner the terms and conditions of this Agreement may be modified in order to provide in an equitable manner within the spirit and intent of this Agreement for such unforeseen occurrence or development PROVIDED HOWEVER that no modification or amendment of this Agreement and no waiver of any of the terms and conditions hereof shall be valid unless made in writing.

8. **PARTIES BOUND**

The Parties hereto are bound by the provisions of this Agreement which cannot be modified or change except by amendments in writing executed by Parties hereto or by their duly authorized representative of each Party hereto or their respective heirs, personal representative, successors in title and permitted assigns.

9. **GOVERNMENT LAW AND JURISDICTION**

This Agreement shall be governed and construed and take effect in all respects in accordance with the laws of Malaysia and the Parties hereby submit to the jurisdiction of the courts of Malaysia.

10. **COMPLIANCE WITH LAWS**

Each Party hereto shall comply fully with all laws, rules and requisitions applicable to the performance of its obligations hereunder and shall bear all costs and expenses related to such compliance.

11. **SUCCESSORS BOUND**

This agreement shall be binding on each Party's respective heirs, personal representative, executors, successors in title, as the case may be, and permitted assigns.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands and seals the day and year first above written.

Executed as deed by fixing the)
Common Seal Of **JHW HOLDINGS SDN BHD**)
(Company No. 1172237-W))

JHW HOLDINGS SDN BHD
(Company No. 1172237-W)
No. 1602, Kampong Pengadang Baru,
20050 Kuala Terengganu,
Terengganu Darul Iman.

____
DIRECTOR/COMPANY SECRETARY
Name:
NRIC No.:

Executed as deed by fixing the)
Common Seal Of **SBS MINING CORPORATION**)
MALAYSIA SDN BHD)
(Company No. 829349-K))

SBS MINING CORP MALAYSIA SDN. BHD.
(Company No: 829349-K)
No. 1, Tingkat 1, Lorong Seldau 1,
Bukit Sekilau, 25200 Kuantan,
Pahang Darul Makmur
Tel: 09-551 9196 Fax: 09-515 6564

____
DIRECTOR/COMPANY SECRETARY
Name:
NRIC No.: